EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126522 on Form S-8 of our reports dated March 16, 2011 relating to the consolidated financial statements of Volcom, Inc. and the effectiveness of Volcom, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Volcom, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 16, 2011